Exhibit 99.1

Rural Cellular Corporation Reports
Strong Operating Results and Customer Additions
for Third Quarter 2000

For Immediate Release

    November 6, 2000—Alexandria, MN—Rural Cellular Corporation ("RCC") (Nasdaq/NMS: RCCC) today reported record consolidated revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for the third quarter ended September 30, 2000.

  Third Quarter Ended September 30, 2000 Consolidated Financial Highlights:

  •
  RCC Cellular net customer additions increased to 20,631 in the third quarter of 2000 as compared to net additions of 9,524 in the third quarter of 1999, resulting in cellular penetration increasing to 10.8%.

  •
  EBITDA rose 104% to $48.9 million, from $24.0 million in the third quarter of 1999.

  •
  Total revenues increased 111% to a third quarter record $110.1 million as compared to $52.2 million in the third quarter of 1999.

  •
  Operating income increased 58% to $22.2 million as compared to $14.1 million in the third quarter of 1999.

    Richard P. Ekstrand, president and chief executive officer, commented: "Our business fundamentals remain strong highlighted by our industry leading retention together with solid customer growth. Our revenue base continues to benefit from solid local customer service revenues."

    Ekstrand continued, "RCC's focus is on the right track and I feel confident in our ability to continue delivering excellent customer growth while showing strong financial results."

    The 3rd quarter 2000 operating results reflect the April 2000 acquisition of the Alabama, Kansas, Mississippi, Oregon and Washington cellular licenses, operations and related assets of Triton Cellular Partners, L.P.

    On November 7, 2000 at 8:00 AM CST, a teleconference will be held to discuss the third quarter operating results and expectations regarding RCC's fourth quarter. This teleconference will be broadcast live and archived for replay on the WEB at WWW.RCCWIRELESS.COM. To access the audio stream, click on the Investor Relations section.

    Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

    Statements about RCC's anticipated performance are forward looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC's existing operations, the ability to service debt incurred in connection with expansion, and other factors discussed from time to time in RCC's filings with the Securities and Exchange Commission.

Contact:	Wesley Schultz, Executive V.P. Finance and CFO (320) 762-2000
Chris Boraas, Investor Relations Manager (320) 808-2451

World Wide Web address: http://www.rccwireless.com

# # #

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2000	1999	2000	1999
REVENUES:
Service	$69,936	$33,554	$170,138	$92,857
Roamer	35,409	15,845	72,857	33,422
Equipment	4,800	2,809	13,536	5,704

Total revenues	110,145	52,208	256,531	131,983

OPERATING EXPENSES:
Network costs	26,088	10,385	59,619	29,058
Cost of equipment sales	8,125	3,501	24,772	8,145
Selling, general and administrative	27,007	14,331	67,509	39,318
Depreciation and amortization	26,687	9,896	63,682	29,549

Total operating expenses	87,907	38,113	215,582	106,070

OPERATING INCOME	22,238	14,095	40,949	25,913

OTHER INCOME (EXPENSE):
Interest expense	(29,552)	(6,692)	(63,122)	(20,207)
Interest and dividend income	344	59	2,657	289
Minority interest	—	—	—	1,538
Other	(2)	92	(24)	(210)

Other expense, net	(29,210)	(6,541)	(60,489)	(18,590)

INCOME (LOSS) BEFORE INCOME TAX AND EXTRAORDINARY ITEM	(6,972)	7,554	(19,540)	7,323
INCOME TAX PROVISION	—	—	—	34

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	(6,972)	7,554	(19,540)	7,289

EXTRAORDINARY ITEM	—	—	(925)	—

NET INCOME (LOSS)	(6,972)	7,554	(20,465)	7,289

PREFERRED STOCK DIVIDEND	(12,271)	(4,032)	(31,216)	(11,765)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(19,243)	$3,522	$(51,681)	$(4,476)

NET INCOME (LOSS) PER BASIC COMMON SHARE	$(1.63)	$0.39	$(4.53)	$(0.50)
NET INCOME (LOSS) PER DILUTED COMMON SHARE	$(1.63)	$0.36	$(4.53)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC	11,799	9,055	11,408	9,029
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, DILUTED	11,799	9,725	11,408	9,029

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2000	December 31, 1999
	(Unaudited)	(Audited)
CURRENT ASSETS:
Cash	$3,731	$1,285
Accounts receivable, less allowance of $3,011 and $894	51,790	17,036
Inventories	6,626	4,419
Other current assets	2,573	633

Total current assets	64,720	23,373

PROPERTY AND EQUIPMENT, less accumulated depreciation of $97,306 and $68,604	220,370	130,651

LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $51,858 and $19,728	1,455,642	318,632
Deferred debt issuance costs, less accumulated amortization of $4,385 and $1,753	23,410	11,099
Restricted funds in escrow	10,000	35,000
Other assets	6,766	7,523

Total licenses and other assets	1,495,818	372,254

	$1,780,908	$526,278

CURRENT LIABILITIES:
Accounts payable	$19,760	$16,220
Advance billings and customer deposits	7,287	3,271
Accrued interest	11,430	3,683
Dividends payable	9,491	2,102
Other accrued expenses	8,197	3,984

Total current liabilities	56,165	29,260
LONG TERM LIABILITIES	1,174,270	339,742

Total liabilities	1,230,435	369,002

PREFERRED SECURITIES	438,772	147,849
SHAREHOLDERS' EQUITY:
Class A common stock; $.01 par value; 200,000 and 15,000 shares authorized, 11,030 and 8,090 issued	110	81
Class B common stock; $.01 par value; 10,000 and 5,000 shares authorized, 782 and 1,032 issued	8	10
Additional paid-in capital	190,844	36,916
Accumulated deficit	(79,261)	(27,580)

Total shareholders' equity	111,701	9,427

	$1,780,908	$526,278

	Three Months Ended September 30,		Nine Months Ended September 30,
	2000	1999	2000	1999
	Unaudited		Unaudited
SEGMENT INFORMATION (In Thousands)
Revenues
RCC Cellular	$107,160	$49,932	$247,702	$125,316
Wireless Alliance	3,050	2,350	9,075	6,981
Eliminating	(65)	(74)	(246)	(314)

Total revenues	110,145	52,208	256,531	131,983
Operating expenses
RCC Cellular	83,743	33,909	201,916	93,656
Wireless Alliance	4,229	4,278	13,912	12,728
Eliminating	(65)	(74)	(246)	(314)

Total operating expenses	87,907	38,113	215,582	106,070
Operating income
RCC Cellular	23,417	16,023	45,786	31,660
Wireless Alliance	(1,179)	(1,928)	(4,837)	(5,747)

Total operating income	22,238	14,095	40,949	25,913
Depreciation and amortization
RCC Cellular	25,402	8,727	59,842	25,883
Wireless Alliance	1,285	1,169	3,840	3,666

Total depreciation and amortization	26,687	9,896	63,682	29,549
EBITDA
RCC Cellular	48,819	24,750	105,628	57,543
Wireless Alliance	106	(759)	(997)	(2,081)

Total EBITDA	48,925	23,991	104,631	55,462
CAPITAL EXPENDITURES
RCC Cellular	16,837	4,893	27,463	12,584
Wireless Alliance	342	675	1,918	3,110

Total capital expenditures	$17,179	$5,568	$29,381	$15,694
Other Operating Data:
Retention: (excluding prepaids)
RCC Cellular	98.3%	98.3%	98.3%	98.4%
Wireless Alliance—PCS	96.9%	97.5%	96.4%	98.1%
Acquisition cost per customer:
RCC Cellular	$307	$364	$328	$367
Wireless Alliance—PCS	$676	$526	$723	$518
Average monthly revenue per customer:
RCC Cellular	$66	$72	$62	$63
Wireless Alliance—PCS	$49	$51	$50	$52
Cell Sites:
RCC Cellular			546	257
Wireless Alliance—PCS			60	57
Penetration:
RCC Cellular			10.8%	9.0%
Wireless Alliance—PCS			2.3%	1.6%
Wireless customers at period end:
RCC Cellular:
Postpaid			494,725	217,689
Prepaid			18,928	1,736

			513,653	219,425
Wireless Alliance			16,701	12,950
Paging			12,508	12,054

Total customers			542,862	244,429

    The following unaudited pro forma information presents the consolidated results of operations as if the acquisition of Triton Cellular had occurred as of January 1, 1999. This summary is not necessarily indicative of what the results of operations of RCC and Triton Cellular would have been if they had been a single entity during such period, nor does it purport to represent results of operations for any future periods.

Unaudited Pro forma Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2000	1999	2000	1999
	Unaudited		Unaudited
REVENUES:
Service	$69,936	$59,993	$196,533	$167,619
Roamer	35,409	35,317	86,442	77,654
Equipment	4,800	4,637	15,804	10,610

Total revenues	110,145	99,947	298,779	255,883

OPERATING EXPENSES:
Network costs	26,088	20,985	69,985	58,364
Cost of equipment sales	8,125	6,253	27,725	16,085
Selling, general and administrative	27,007	26,999	79,028	72,359
Depreciation and amortization	26,687	23,934	80,871	74,461

Total operating expenses	87,907	78,171	257,609	221,269
OPERATING INCOME	22,238	21,776	41,170	34,614

EBITDA	$48,925	$45,710	$122,041	$109,075